Exhibit 99.1

          iBasis Reports Selected First Quarter 2007 Results

          Company Achieves Record Revenue and Traffic Volume


    BURLINGTON, Mass.--(BUSINESS WIRE)--May 3, 2007--iBasis, Inc. (NASDAQ: IBAS), the global VoIP company, today announced selected results for the first quarter ended March 31, 2007. As announced on October 20, 2006, the Company determined that it must restate certain of its past financial statements as a result of conclusions reached by a special independent committee of the iBasis Board of Directors regarding the Company's historical stock option granting practices. Consequently, today's announcement of the Company's first quarter 2007 results includes selected financial results only. The Company will report its full financial results after a final determination of the appropriate stock-based compensation expense for the periods affected.

    Revenue for the first quarter of 2007 was $145.8 million, compared to $110.8 million for the first quarter of 2006. Gross profit for the first quarter was $15.3 million, compared to $14.3 million for the first quarter 2006.

    Highlights of the first quarter 2007 include:

    -- Sequential revenue growth of 4%, and a 32% increase over Q1 2006; gross profit increased from a year ago but declined sequentially;

    -- Strong sequential improvement in the Retail business, including revenue growth of 8%, gross profit growth of 14%, and gross margin expansion to 13.1% compared to 12.3% in Q4 2006;

    -- Trading revenue grew 3.8% sequentially and 35% over Q1 2006; Trading gross profit increased from a year ago but declined sequentially;

    -- Cash increased slightly, achieving our ninth consecutive quarter of positive cash flow;

    -- Continued minutes growth to 3.4 billion for the quarter, a 5% increase over Q4 2006, and 45% increase over Q1 2006; and

    --  Customer base grew to 591 with addition of 37 new customers.

    "We achieved record revenue and traffic in both our Trading and Retail businesses," said Ofer Gneezy, president and CEO of iBasis. "However, sequential margin expansion in Retail was offset by margin compression in the Trading business, resulting in lower gross profit in Q1 2007 compared to Q4 2006.

    "In our Trading business, we achieved 4% sequential growth in revenue, but experienced a decline in gross profit due primarily to termination costs we absorbed due to the default of a wholesale customer during the quarter and to discounting on the part of some competitors in Europe whose fiscal year ended March 31. We ended the first quarter with more than 60 consumer VoIP provider customers, which represented 9% of our Trading business.

    "Our Retail business had a strong quarter. We achieved sequential revenue growth of 8% and expanded gross margin to 13.1%, up from 12.3% in Q4 2006, resulting in gross profit growth of 14%. This represents a significant recovery from the weakness we experienced in late 2006.

    "On April 27 we announced an amendment to our agreement to merge KPN Global Carrier Services into iBasis. The amendment extends the outside date for the completion of the transaction to October 31, 2007 and demonstrates both parties' continued belief in the value of the combination, which will establish iBasis as one of the largest carriers of international voice traffic in the world with strengths in VoIP and mobile, two of the fastest-growing segments of global telecom. Both parties are looking forward to completing the transaction as early as practicable and to bringing the benefits of an expanded footprint and suite of services to our customers."

Results for Trading and Retail Businesses:

  ($ in millions)       Trading          Retail            Total
----------------------------------------------------------------------
Revenue                 $120.3           $25.5            $145.8
----------------------------------------------------------------------
Gross Profit(a)         $12.0             $3.3            $15.3
----------------------------------------------------------------------
Gross Margin             10.0%            13.1%            10.5%

(a) Net revenue less data communications and telecommunications costs

    Key Indicators

    Minutes of use on The iBasis Network(TM) in the first quarter 2007 rose to 3.4 billion, a 45% increase over the 2.3 billion minutes carried in the first quarter 2006, and a 5.4% increase over the 3.2 billion minutes in the fourth quarter 2006. Average revenue per minute was 4.30 cents, compared to 4.34 cents in the previous quarter. Average cost per minute was 3.84 cents, compared to 3.81 cents in the previous quarter. Average margin per minute was 0.46 cents, compared to 0.53 cents for the previous quarter.

    iBasis ended the first quarter with 591 Trading customers, compared to 554 at the end of the fourth quarter 2006.

    iBasis - KPN Global Carrier Services Merger

    As announced on April 27, iBasis and Dutch carrier Royal KPN amended their definitive agreement, announced June 21, 2006, to extend the outside date for completion of the transaction from April 30, 2007 to October 31, 2007. iBasis intends to seek shareholder approval of the transaction between KPN and iBasis, as soon as possible after iBasis restates its prior period financial statements and updates its SEC filings.

    If the transaction is approved, iBasis will acquire KPN's international wholesale voice business and receive $55 million in cash from KPN in exchange for iBasis' issuance of approximately 40 million shares of common stock, which represent approximately 51% of iBasis fully diluted stock. Upon completion of the transaction, iBasis will pay a dividend in the aggregate amount of $113 million to its stockholders of record on the date immediately prior to the closing date.

    This combination will establish iBasis as one of the largest international voice carriers in the world, with combined 2006 revenues exceeding $1.2 billion and more than 20 billion combined minutes in 2006.

    Restatement of Prior Period Financial Statements

    iBasis has submitted a pre-clearance letter to the Office of the Chief Accountant (the OCA) of the Securities and Exchange Commission seeking guidance from the OCA on the Company's determination of accounting measurement dates for certain stock options granted between December 1999 and May 2006. Because of the pending OCA review, the Company has not yet determined conclusively the amount of non-cash charges associated with these stock option grants or the resulting tax impact. The Company remains focused on resolving the issues related to the restatement of its prior financial statements as quickly as possible.

    Guidance

    The Company believes that in 2007, on a standalone basis, its revenues will be in the range of $600 to $650 million. Planned expenditures for 2007 include $15 to $20 million in capital asset investments.

    NASDAQ Notification

    As previously announced, on March 12, 2007, the Company was informed by The Nasdaq Stock Market that the Nasdaq Listing and
Hearing Review Council has stayed the April 26, 2007 deadline for the delisting of the Company's securities, pending further review by the Listing Council. The Listing Council further informed the Company that it may submit in writing additional information for the Listing
Council's consideration by June 1, 2007.

    There can be no assurance that the outcome of the Listing
Council's review will be favorable to the Company, that the Listing Council will not lift the stay, or that the Company's securities will remain listed on The Nasdaq Stock Market.

    Q1 Results Conference Call

    iBasis will host a conference call to discuss the Company's selected Q1 results, led by Ofer Gneezy, iBasis president & CEO on May 3, 2007 at 11:00 a.m. EDT. The public is invited to listen to the simultaneous webcast by logging in through the iBasis investor relations website at http://investor.ibasis.com.

    About iBasis

    Founded in 1996, iBasis (NASDAQ: IBAS) is a leading wholesale carrier of international long distance telephone calls and a provider of retail prepaid calling services, including the Pingo(R) web-based offering (www.pingo.com) and disposable calling cards that are sold through major distributors and available at retail stores throughout the U.S. iBasis customers include many of the largest telecommunications carriers, including AT&T, Verizon, China Mobile, China Unicom, IDT, Qwest, Skype, Telecom Italia, and Telefonica. iBasis carried more than 11 billion minutes of international voice over IP (VoIP) traffic in 2006, and is one of the largest carriers of international voice traffic in the world(1). The Company can be reached at its worldwide headquarters in Burlington, Massachusetts, USA at 781-505-7500 or on the Internet at www.ibasis.com.

    (1) Telegeography 2007 and iBasis 2006 traffic.

    iBasis and Pingo are registered marks, and the global VoIP company and The iBasis Network are trademarks of iBasis, Inc. All other trademarks are the property of their respective owners.

    This press release contains forward-looking statements including statements regarding iBasis's anticipated revenue and capital expenditures in 2007, as well as statements regarding (i) the demand for iBasis' services will continue, (ii) that the significant recovery in the trading business to date will continue for the remainder of Q2, and (iii) the benefits of the proposed transaction between the Company and Royal KPN, including the expected timetable for completing the transaction, the expected dividend payment, future financial and operating results, benefits and synergies of the transaction, and future opportunities for the combined company. While the Company believes the forward-looking statements contained in this press release are accurate, there are a number of factors that could cause actual events or results to differ materially from those indicated by such forward-looking statements. Those risks and uncertainties include, among other things (i) the Company's ability to execute its business plan; (ii) the extent of adoption of the Company's services and the timing and amount of revenue and gross profit generated by these services; (iii) fluctuations in the market for and pricing of these services; (iv) the success of the Company's plans to contest the FCC ruling on prepaid calling cards; (v) the ability of the Company and Royal KPN to consummate the proposed transaction due to regulatory restrictions, the failure to receive shareholder approval, the ability to successfully integrate their operations and employees, the ability to realize anticipated synergies, the emergence of new competitive initiatives resulting from rapid technological advances or changes in pricing in the market, business conditions and volatility and uncertainty in the markets that the Company and Royal KPN serve, (vi) the outcome of the OCA review, any other SEC inquiry or any lawsuits or other proceedings related to the Company's historical stock option administration policies and practices and any potential resulting impact on the Company's financial statements or results, (vii) the Company's delay in filing its delinquent periodic reports; (viii)) the Company's inability to meet the requirements of the NASDAQ Stock Market for continued listing of the Company's shares; and (ix) the other factors described in the Company's reports filed with the Securities and Exchange Commission and Royal KPN's Annual Report on Form 20-F for its most recently completed fiscal year all of which are available at www.sec.gov. Such forward-looking statements are only as of the date they are made, and we have no current intention to update any forward-looking statements.

    This communication may be deemed to be solicitation material in respect of the proposed transaction between iBasis and Royal KPN. In connection with the proposed transaction, iBasis intends to file relevant materials with the SEC, including a proxy statement on
Schedule 14A. SHAREHOLDERS OF IBASIS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING IBASIS'S PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents free of charge at the SEC's web site, http://www.sec.gov, and iBasis's shareholders will receive information at an appropriate time on how to obtain transaction-related documents for free from iBasis. Such documents are not currently available.

    Participants in Solicitation

    Royal KPN and its directors and executive officers, and iBasis and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of iBasis Common Stock in respect of the proposed transaction. Information about the directors and executive officers of Royal KPN is set forth in the Annual Report on Form 20-F for the year ended 2006, which was filed with the SEC on March 1, 2007. Information about the directors and executive officers of iBasis is set forth in iBasis's proxy statement for its 2006 Annual Meeting of Shareholders, which was filed with the SEC on March 23, 2006. Investors may obtain additional information regarding the interest of such participants by reading the proxy statement regarding the transaction when it becomes available.


    CONTACT: iBasis, Inc.
             Media:
             Chris Ward, 781-505-7557
             cward@ibasis.net
             or
             Investors:
             Richard Tennant, 781-505-7409
             ir@ibasis.net